Exhibit 99.1

For Release 6 a.m. PDT

Sept. 8, 2004

NetIQ Announces $50 Million Share Repurchase Program

SAN JOSE, Calif. — Sept. 8, 2004 — NetIQ Corp. (Nasdaq: NTIQ), a leading provider of Systems & Security Management and Web Analytics solutions, today announced that its board of directors has approved a new program to repurchase up to $50 million of the company’s outstanding stock in open market transactions over the next 12 months. As of August 31, 2004, the company had 55,321,457 shares outstanding.

###

About NetIQ

NetIQ Corporation (Nasdaq: NTIQ) is a leading provider of Systems & Security Management and Web Analytics solutions. Historically focused on managing Windows-based applications, NetIQ now delivers cross-platform solutions that enhance business performance resulting in higher returns on infrastructure and Web investments. NetIQ products are sold across all continents directly and through a network of authorized NetIQ partners and resellers. The company is headquartered in San Jose, Calif., with development and operational personnel in Houston, Texas; Portland, Ore; Raleigh, N.C.; Bellevue, Wash.; and Galway, Ireland . For more information, please visit the company’s web site at www.netiq.com or call 1-888-323-6768.

Contacts:

Greg Klaben, Investor Relations 1-408-856-1894, greg.klaben@netiq.com

Susan Torrey, Corporate Communications 1-408-856-3028, susan.torrey@netiq.com